Fremont International Small Cap Fund
Cusip - 357378801
Record date share positions:   755,164
Total proxies: 346
Voted:
426,034 Shares Voted = 56.24%
71 Proxies Voted = 20.52%
1. Approval of the new Investment Advisory and Administrative Service Agreement between the Fremont Investment Advisor, Inc. and the Fund:
                           Shares Voted   % of Voted     % of Totals
                           For       405,137   95.09%    53.65%
                           Against   19,345         4.54%          2.56%
                           Abstain   1,551          0.36%          0.21%
                           Total          426,033   100.00%   56.42%
2. Approval of the new Subadvisory Agreement among Fremont Mutual Funds, Inc., Fremont Investment Advisors, Inc. and Bee & Associates Incorporated:
                            Shares Voted   % of Voted     % of Totals
                            For       407,362   95.62%    53.94%
                            Against   18,273         4.29%          2.42%
                            Abstain   398       0.09%          0.05%
                            Total          426,033   100.00%   56.42%
3. Approval of a proposal to convert the Fund from a diversified mutual fund to a non-diversified mutual fund:
                             Shares Voted   % of Voted     % of Totals
                             For       406,454   95.40%    53.44%
                             Against   4,706          1.10%          0.62%
                             Abstain   14,872         3.49%          1.97%
                             Total          426,032   100.00%   56.42%
4.  Approval of the Rule 12b-1 Plan of Distribution:
                             Shares Voted   % of Voted     % of Totals
                             For       403,527   94.72%    53.58%
                             Against   7,854          1.84%          1.04%
                             Abstain   14,652         3.44%          1.94%
                             Total          426,033   100.00%   56.42%
5. Approval to permit the Investment Manager to hire and terminate subadvisors or modify subadvisory agreements without shareholder approval;
                             Shares Voted   % of Voted     % of Totals
                             For       404,610   94.97%    53.58%
                             Against   20,982         4.92%          2.78%
                             Abstain   441       0.10%          0.06%
                             Total          426,033   100.00%   56.42%
Fremont International Growth Fund
Cusip - 357378603
Record date share positions:   3,621,619
Total proxies: 235
Voted:
2,852,313 Shares Voted = 78.76%
71 Proxies Voted = 30.21%
1. Approval of the new Investment Advisory and Administrative Service Agreement between the Fremont Investment Advisor, Inc. and the Fund:
                            Shares Voted   % of Voted     % of Totals
                            For       2,845,465 99.76%    78.57%
                            Against   724       0.03%          0.02%
                            Abstain   6,123          0.21%          0.17%
                            Total          2,852,312 100.00%   78.76%
2. Approval of the new Subadvisory Agreement among Fremont Mutual Funds, Inc., Fremont Investment Advisors, Inc. and Capital Guardian Trust Company:
                             Shares Voted   % of Voted     % of Totals
                             For       2,843,709 99.70%    78.52%
                             Against   1,701          0.06%          0.05%
                             Abstain   6,902          0.24%          0.19%
                             Total          2,852,312 100.00%   78.76%
3.  Approval of the Rule 12b-1 Plan of Distribution:
                             Shares Voted   % of Voted     % of Totals
                             For       2,838,567 99.52%    78.38%
                             Against   8,128          0.28%          0.22%
                             Abstain   5,617          0.20%          0.16%
                             Total          2,852,312 100.00%   78.76%
4. Approval to permit the Investment Manager to hire and terminate subadvisors or modify subadvisory agreements without shareholder approval;
                             Shares Voted   % of Voted     % of Totals
                             For    2,837,078 99.47%    78.34%
                             Against   11,674         0.41%          0.32%
                             Abstain   3,560          0.12%          0.10%
                             Total          2,852,312 100.00%   78.76%
Fremont Emerging Markets Fund
Cusip - 357378884
Record date share positions:   1,479,438
Total proxies: 807
Voted:
1,011,994 Shares Voted = 68.40%
268 Proxies Voted = 33.21%
1.  Approval of the Amended Plan of Distribution:
                            Shares Voted   % of Voted     % of Totals
                            For       980,802   96.92%    66.30%
                            Against   23,041     2.28%     1.56%
                            Abstain   8,150      0.81%     0.55%
                            Total     1,011,993 100.00%   68.40%